Howard Hughes Holdings Inc. Supplemental Information Three Months Ended December 31, 2023 NYSE: HHH Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (SEC) on February 27, 2024. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO), and net operating income (NOI). Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities, and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. Total Operating Assets NOI and Total Seaport NOI represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns. While FFO, Core FFO, AFFO, and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO, and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO, and NOI may not be comparable to FFO, Core FFO, AFFO, and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO, and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers, and certain shareholders on Forms 3, 4, and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Completed Condominiums 20 Ward Village - Under Construction and Predevelopment 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 Lease Expirations 26 Other Assets and Acquisition / Disposition Activity 27 Debt Summary 28 Reconciliations of Non-GAAP Measures 30

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail, or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of December 31, 2023, unless otherwise noted. This excludes Master Planned Community (MPC) and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factor, such as lease structure, lease rates, and tenant bases, have on our operating results, gross margins, and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. This amount is presented as Operating Assets NOI and Seaport NOI throughout this document. In-Place NOI - We define In-Place NOI as forecasted current year NOI for all properties included in the Operating Assets segment as of the end of the current period. Total Operating Assets NOI and Total Seaport NOI - These terms represent NOI as defined above with the addition of our share of NOI from unconsolidated ventures. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s In-Place NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets segment are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in service, acquired, repositioned, or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI from unconsolidated ventures and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties, and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHH

Q4 2023 Company Performance	
Diluted Earnings / Share	$ 0.69
FFO / Diluted Share	$ 1.77
Core FFO / Diluted Share	$ 2.10
AFFO / Diluted Share	$ 1.90

Recent Company Highlights

SUMMERLIN, Oct. 10, 2023 - Howard Hughes Holdings Inc. (HHH), developer of the Summerlin community in Las Vegas, announced the addition of a Whole Foods Market in Downtown Summerlin, the community's 400-acre walkable urban core. Whole Foods Market, the nation's leading retailer of natural and organic foods, will anchor a 7.4-acre, new retail center and serve as a catalyst for the expansion of Downtown Summerlin.

THE WOODLANDS, Texas, Jan. 05, 2024 - Summerlin and Bridgeland, two of the award-winning communities in the Howard Hughes Holdings Inc. (HHH) portfolio, have been ranked among the nation's top five best-selling master planned communities (MPCs) for 2023, according to the year-end report released by national real estate consultant RCLCO. Summerlin, in Las Vegas, Nevada, ranked #4 on the RCLCO list with a 39% increase in new home sales year-over-year, and continues to be Nevada's highest-ranking MPC. Bridgeland, in the Greater Houston, Texas area, ranked #5 nationally with a 74% increase in new home sales year-over-year, making it one of the top-selling communities in Texas.

Performance Highlights



Office
51%
Q4 '23
Operating
Assets
NOI
$54.3M
Multi-family
29%
Retail
20%



Bridgeland
18%
Q4 '23
MPC EBT
$139.3M
The Woodlands/
Woodlands Hills
3%
Summerlin
79%



The Park
Ward Village
20%
Q4 '23
Condos
Contracted
10 units
Kō'ula
10%
Kalae
70%

Operating Portfolio by Region



Summerlin
NEVADA
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
Seaport
NEW YORK
Ward Village
HAWAII
Teravalis
ARIZONA
The Woodlands
TEXAS
Columbia
MARYLAND

HOWARD HUGHES

5

Company Profile - Summary & Results (cont.)

Q4 2023 Path to Projected Annual Stabilized NOI

Currently Under Construction



Retail 20%
Office 34%
Multi-family 46%
Projected Stabilized NOI
$21.9M

Retail Sq. Ft.	125,900
Office Sq. Ft.	233,000
Multi-family Units	268

Currently Unstabilized



Retail 8%
Office 29%
Multi-family 63%
Projected Stabilized NOI
$31.7M

Retail Sq. Ft.	80,777
Office Sq. Ft.	298,587
Multi-family Units	1,029

Currently Stabilized



Other 8%
Retail 20%
Office 51%
Multi-family 21%
Projected Stabilized NOI
$305.3M

Retail Sq. Ft.	2,197,067
Office Sq. Ft.	6,258,743
Multi-family Units	4,558

Total



Other 7%
Retail 19%
Office 48%
Multi-family 26%
Projected Stabilized NOI
$358.9M

Retail Sq. Ft.	2,403,744
Office Sq. Ft.	6,790,330
Multi-family Units	5,855

Q4 2023 Operating Results by Property Type

Currently Unstabilized



Retail 4%
Office 28%
Multi-family 68%
Q4 '23 Actual NOI
$1.0M

Currently Stabilized



Office 51%
Retail 21%
Multi-family 28%
Q4 '23 Actual NOI
$53.3M

Total



Office 51%
Retail 20%
Multi-family 29%
Q4 '23 Actual NOI
$54.3M

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized, Stabilized, and Net Operating Income (NOI).

HOWARD HUGHES
6

Financial Summary

thousands except share price and billions	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	FY 2023	FY 2022
Company Profile							
Share price (a)	$ 85.55	$ 74.13	$ 78.92	$ 80.00	$ 76.42	$ 85.55	$ 76.42
Market Capitalization (b)	$4.3b	$3.7b	$3.9b	$4.0b	$3.8b	$4.2b	$3.8b
Enterprise Value (c)	$9.0b	$8.4b	$8.5b	$8.4b	$8.0b	$9.0b	$8.0b
Weighted avg. shares - basic	49,618	49,616	49,581	49,455	49,426	49,568	50,513
Weighted avg. shares - diluted	49,681	49,616	49,581	49,455	49,464	49,568	50,558
Debt Summary							
Total debt payable (d)	$5,352,610	$5,247,534	$4,996,198	$4,831,044	$4,802,188	$5,352,610	$4,802,188
Fixed-rate debt	$3,601,121	$3,597,960	$3,604,118	$3,607,734	$3,610,618	$3,601,121	$3,610,618
Weighted avg. rate - fixed	4.59 %	4.55 %	4.55 %	4.55 %	4.55 %	4.59 %	4.55 %
Variable-rate debt, excluding condominium financing	$1,444,085	$1,451,384	$1,277,571	$1,174,310	$1,142,570	$1,444,085	$1,142,570
Weighted avg. rate - variable	7.89 %	7.79 %	6.37 %	6.20 %	6.07 %	7.89 %	6.07 %
Condominium debt outstanding at end of period	$ 307,404	$ 198,190	$ 114,509	$ 49,000	$ 49,000	$ 307,404	$ 49,000
Weighted avg. rate - condominium financing	9.74 %	9.91 %	7.17 %	7.00 %	7.00 %	9.74 %	7.00 %
Leverage ratio (debt to enterprise value)	59.00 %	61.50 %	57.95 %	57.00 %	59.40 %	59.06 %	59.40 %
General and Administrative							
General and administrative (G&A) (e)(f)	$ 25,822	$ 21,601	$ 20,217	$ 23,553	$ 20,898	$ 91,193	$ 81,772
Less: Non-cash stock compensation	(1,725)	(1,699)	(1,606)	(3,443)	(1,366)	(8,473)	(5,355)
Cash G&A (g)	$ 24,097	$ 19,902	$ 18,611	$ 20,110	$ 19,532	$ 82,720	$ 76,417

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times diluted weighted average shares.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes, and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs.
(e) G&A expense includes both $1.6 million of severance and bonus costs and $2.1 million of non-cash stock compensation related to our former General Counsel for the first quarter of 2023 and $2.3 million of severance and bonus costs related to our former Chief Financial Officer for the first quarter of 2022.
(f) G&A expense for the fourth quarter of 2023 includes legal and consulting fees related to the planned spinoff of Seaport Entertainment.
(g) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	FY 2023	FY 2022
Segment Metrics							
Operating Assets							
Operating Assets NOI	$ 52,497	$ 60,710	$ 66,123	$ 54,310	$ 52,652	$ 233,640	$ 225,784
Company's share of NOI from unconsolidated ventures	1,837	2,121	1,960	4,860	2,420	10,778	13,699
Total Operating Assets NOI	$ 54,334	$ 62,831	$ 68,083	$ 59,170	$ 55,072	$ 244,418	$ 239,483
MPC							
MPC Segment EBT	$ 139,323	$ 84,798	$ 54,926	$ 62,372	$ 76,660	$ 341,419	$ 282,987
Seaport							
Seaport NOI	$ (6,584)	$ (902)	$ (2,446)	$ (5,585)	$ (4,910)	$ (15,517)	$ (9,768)
Company's share of NOI from unconsolidated ventures (a)	(11,617)	(8,603)	(9,262)	(9,591)	(15,730)	(39,073)	(35,581)
Total Seaport NOI	$ (18,201)	$ (9,505)	$ (11,708)	$ (15,176)	$ (20,640)	$ (54,590)	$ (45,349)
Condo Gross Profit							
Condominium rights and unit sales	$ 792	$ 25,962	$ 14,866	$ 6,087	$ 217,397	$ 47,707	$ 677,078
Adjusted condominium rights and unit cost of sales (b)	973	(22,537)	(13,191)	(4,536)	(154,957)	(39,291)	(481,270)
Condo adjusted gross profit (c)	$ 1,765	$ 3,425	$ 1,675	$ 1,551	$ 62,440	$ 8,416	$ 195,808

(a) Company's share of NOI for the Tin Building by Jean-Georges has been updated for the first and second quarters of 2022 using our current partnership funding provisions compared to the stated ownership of 65% used previously.

(b) Excludes $16.1 million charge in the second quarter of 2023 and $2.7 million charge in the second quarter of 2022 for the estimated costs related to construction defects at the Waiea tower. HHH believes it should be entitled to recover all the repair costs from the general contractor, other responsible parties, and insurance proceeds; however, it can provide no assurances that all or any portion of the costs will be recovered.

(c) The fluctuations in Condo adjusted gross profit are attributed to the timing of condo sales as the prior-year period included the delivery of Kō'ula in Ward Village and the next tower, Victoria Place, is not scheduled for completion until late 2024. Additionally, gross profit was impacted by pricing reductions in 2023 at ʻAʻaliʻi and Kō'ula to facilitate the close-out of remaining units.

HOWARD HUGHES

HHH

8

HOWARD HUGHES 9 thousands except par values and share amounts (unaudited) December 31, 2023 December 31, 2022 ASSETS Master Planned Communities assets $ 2,445,673 $ 2,411,526 Buildings and equipment 4,177,677 4,246,389 Less: accumulated depreciation (1,032,226) (867,700) Land 303,685 312,230 Developments 1,272,445 1,125,027 Net investment in real estate 7,167,254 7,227,472 Investments in unconsolidated ventures 220,258 246,171 Cash and cash equivalents 631,548 626,653 Restricted cash 421,509 472,284 Accounts receivable, net 115,045 103,437 Municipal Utility District receivables, net 550,884 473,068 Deferred expenses, net 142,561 128,865 Operating lease right-of-use assets 44,897 46,926 Other assets, net 283,047 278,587 Total assets $ 9,577,003 $ 9,603,463 LIABILITIES Mortgages, notes, and loans payable, net $ 5,302,620 $ 4,747,183 Operating lease obligations 51,584 51,321 Deferred tax liabilities, net 87,835 254,336 Accounts payable and other liabilities 1,076,040 944,511 Total liabilities 6,518,079 5,997,351 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,495,791 issued, and 50,038,014 outstanding as of December 31, 2023, 56,226,273 shares issued, and 49,801,997 outstanding as of December 31, 2022 565 564 Additional paid-in capital 3,988,496 3,972,561 Retained earnings (accumulated deficit) (383,696) 168,077 Accumulated other comprehensive income (loss) 1,272 10,335 Treasury stock, at cost, 6,457,777 shares as of December 31, 2023, and 6,424,276 shares as of December 31, 2022 (613,766) (611,038) Total stockholders' equity 2,992,871 3,540,499 Noncontrolling interests 66,053 65,613 Total equity 3,058,924 3,606,112 Total liabilities and equity $ 9,577,003 $ 9,603,463 Balance Sheets

Statements of Operations

thousands except per share amounts (unaudited)	Q4 2023	Q4 2022	YTD Q4 2023	YTD Q4 2022
REVENUES				
Condominium rights and unit sales	$ 792	$ 217,397	$ 47,707	$ 677,078
Master Planned Communities land sales	193,140	117,033	370,185	316,065
Rental revenue	98,968	103,022	405,363	399,103
Other land, rental, and property revenues	27,712	24,611	139,858	144,481
Builder price participation	15,226	19,942	60,989	71,761
Total revenues	**335,838**	**482,005**	**1,024,102**	**1,608,488**
EXPENSES				
Condominium rights and unit cost of sales	(973)	154,957	55,417	483,983
Master Planned Communities cost of sales	73,916	44,162	140,050	119,466
Operating costs	88,392	80,626	337,018	317,389
Rental property real estate taxes	11,391	13,719	57,650	54,033
Provision for (recovery of) doubtful accounts	(1,561)	(279)	(2,561)	1,959
General and administrative	25,822	20,898	91,193	81,772
Depreciation and amortization	54,914	52,777	216,118	200,361
Other	4,498	3,992	13,383	11,977
Total expenses	**256,399**	**370,852**	**908,268**	**1,270,940**
OTHER				
Provision for impairment	—	—	(672,492)	—
Gain (loss) on sale or disposal of real estate and other assets, net	3,162	25,669	24,162	29,678
Other income (loss), net	737	(588)	4,284	1,909
Total other	**3,899**	**25,081**	**(644,046)**	**31,587**
Operating income (loss)	83,338	136,234	(528,212)	369,135
Interest income	8,937	2,545	25,750	3,818
Interest expense	(46,315)	(30,928)	(156,951)	(110,891)
Gain (loss) on extinguishment of debt	(96)	(1,732)	(144)	(2,377)
Equity in earnings (losses) from unconsolidated ventures	(13,834)	(34,077)	(55,708)	(14,549)
Income (loss) before income taxes	32,030	72,042	(715,265)	245,136
Income tax expense (benefit)	(2,343)	18,678	(163,735)	60,500
Net income (loss)	34,373	53,364	(551,530)	184,636
Net (income) loss attributable to noncontrolling interests	(77)	(613)	(243)	(103)
Net income (loss) attributable to common stockholders	**$ 34,296**	**$ 52,751**	**$ (551,773)**	**$ 184,533**
Basic income (loss) per share	**$ 0.69**	**$ 1.07**	**$ (11.13)**	**$ 3.65**
Diluted income (loss) per share	**$ 0.69**	**$ 1.07**	**$ (11.13)**	**$ 3.65**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q4 2023	Q4 2022	$ Change	% Change	FY 2023	FY 2022	$ Change	% Change
Same Store Office								
Houston, TX	$ 19,607	$ 19,249	$ 358	2 %	$ 83,033	$ 73,776	$ 9,257	13 %
Columbia, MD	3,954	5,275	(1,321)	(25)%	21,835	23,570	(1,735)	(7)%
Las Vegas, NV	3,666	3,467	199	6 %	13,776	14,027	(251)	(2)%
Total Same Store Office	**27,227**	**27,991**	**(764)**	**(3)%**	**118,644**	**111,373**	**7,271**	**7 %**
Same Store Retail								
Houston, TX	2,851	2,751	100	4 %	11,908	9,875	2,033	21 %
Columbia, MD	1,020	447	573	128 %	3,017	2,241	776	35 %
Las Vegas, NV	5,445	6,548	(1,103)	(17)%	23,558	23,876	(318)	(1)%
Honolulu, HI	2,259	3,095	(836)	(27)%	13,520	14,954	(1,434)	(10)%
Total Same Store Retail	**11,575**	**12,841**	**(1,266)**	**(10)%**	**52,003**	**50,946**	**1,057**	**2 %**
Same Store Multi-family								
Houston, TX	8,542	7,660	882	12 %	36,043	31,993	4,050	13 %
Columbia, MD	1,757	1,558	199	13 %	6,784	6,492	292	4 %
Las Vegas, NV	1,539	1,746	(207)	(12)%	7,143	7,289	(146)	(2)%
Company's share of NOI from unconsolidated ventures	1,806	1,831	(25)	(1)%	7,326	7,271	55	1 %
Total Same Store Multi-family	**13,644**	**12,795**	**849**	**7 %**	**57,296**	**53,045**	**4,251**	**8 %**
Same Store Other								
Houston, TX	2,037	1,848	189	10 %	6,765	6,153	612	10 %
Columbia, MD	(78)	(22)	(56)	(255)%	(70)	(199)	129	65 %
Las Vegas, NV	(1,737)	(2,047)	310	15 %	3,640	6,246	(2,606)	(42)%
Honolulu, HI	(29)	49	(78)	(159)%	154	354	(200)	(56)%
Company's share of NOI from unconsolidated ventures	31	589	(558)	(95)%	3,452	6,428	(2,976)	(46)%
Total Same Store Other	**224**	**417**	**(193)**	**(46)%**	**13,941**	**18,982**	**(5,041)**	**(27)%**
Total Same Store NOI	**52,670**	**54,044**	**(1,374)**	**(3)%**	**241,884**	**234,346**	**7,538**	**3 %**
Non-Same Store NOI	**1,664**	**1,028**	**636**	**62 %**	**2,534**	**5,137**	**(2,603)**	**(51)%**
Total Operating Assets NOI	**$ 54,334**	**$ 55,072**	**$ (738)**	**(1)%**	**$ 244,418**	**$ 239,483**	**$ 4,935**	**2 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q4 2023 Q3 2023 Q2 2023 Q1 2023 Q4 2022 Same Store Metrics Stabilized Leasing Percentages Office 88% 87% 89% 86% 85 % Retail 96% 95% 96% 96% 95 % Multi-family 95% 96% 98% 95% 95 % Unstabilized Leasing Percentages (a) Office — % — % — % — % 71 % Retail — % — % — % — % 90 % Same Store NOI Office $ 27,227 $ 29,455 $ 33,987 $ 27,975 $ 27,991 Retail 11,575 12,995 12,643 14,790 12,841 Multi-family 13,644 14,343 14,400 14,909 12,795 Other 224 4,825 6,666 2,226 417 Total Same Store NOI $ 52,670 $ 61,618 $ 67,696 $ 59,900 $ 54,044 Quarter over Quarter Change in Same Store NOI (15) % (9) % 13% 11 % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) All same store properties became stabilized in Q1 2023. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q4 2023 Occupied (b)		Q4 2023 Leased (b)		Q4 2023 Occupied (%)		Q4 2023 Leased (%)		In-Place NOI	Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100%	3,969,487	—	3,349,738	—	3,547,322	—	84 %	— %	89 %	— %	$ 78,160	$ 107,400	—
Office - Columbia	100%	1,753,291	—	1,344,259	—	1,480,956	—	77 %	— %	84 %	— %	23,210	33,520	—
Office - Summerlin	100%	535,965	—	506,599	—	509,343	—	95 %	— %	95 %	— %	13,640	15,680	—
Retail - Houston	100%	352,064	—	307,065	—	344,326	—	87 %	— %	98 %	— %	10,260	12,400	—
Retail - Columbia	100%	101,609	—	101,609	—	101,609	—	100 %	— %	100 %	— %	2,650	2,720	—
Retail - Hawai'i	100%	808,569	—	752,733	—	765,235	—	93 %	— %	95 %	— %	14,060	18,930	—
Retail - Summerlin	100%	803,145	—	763,987	—	770,373	—	95 %	— %	96 %	— %	23,580	26,300	—
Multi-family - Houston (d)	100%	34,386	2,968	31,729	2,776	33,440	2,820	92 %	94 %	97 %	95 %	38,860	40,000	—
Multi-family - Columbia (d)	Various	97,294	1,199	70,674	1,122	87,585	1,152	73 %	94 %	90 %	96 %	14,820	16,870	—
Multi-family - Summerlin	100%	—	391	—	356	—	365	— %	91 %	— %	93 %	7,150	7,650	—
Other - Summerlin (e)	Various	—	—	—	—	—	—	— %	— %	— %	— %	7,500	14,280	—
Other Assets (e)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	7,230	9,580	—
Total Stabilized Properties (f)												**$ 241,120**	**$ 305,330**	—
Unstabilized Properties														
Office - Houston	100%	32,689	—	—	—	—	—	— %	— %	— %	— %	$ (320)	$ 790	2.0
Office - Summerlin	100%	265,898	—	131,100	—	239,166	—	49 %	— %	90 %	— %	(480)	8,380	2.0
Retail - Hawai'i	100%	48,170	—	6,695	—	31,840	—	14 %	— %	66 %	— %	(140)	2,440	1.8
Multi-family - Houston	100%	—	263	—	21	—	39	— %	8 %	— %	15 %	—	4,860	2.3
Multi-family - Columbia (d)	100%	32,607	472	—	246	20,996	269	— %	52 %	64 %	57 %	1,510	9,320	2.0
Multi-Family - Summerlin	100%	—	294	—	53	—	61	— %	18 %	— %	21 %	(540)	5,890	3.0
Total Unstabilized Properties												**$ 30**	**$ 31,680**	**2.2**

HOWARD HUGHES

13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q4 2023 Occupied (b)		Q4 2023 Leased (b)		Q4 2023 Occupied (%)		Q4 2023 Leased (%)		In-Place NOI	Stabilized NOI	Time to Stabilize (Years) (c)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Columbia	100 %	86,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 3,200	3.0
Office - Summerlin	100 %	147,000	—	—	—	—	—	— %	— %	— %	— %	n/a	4,300	4.0
Retail - Hawai'i	100 %	58,900	—	—	—	—	—	— %	— %	— %	— %	n/a	2,660	4.3
Retail - Summerlin	100 %	67,000	—	—	—	—	—	— %	— %	— %	— %	n/a	1,800	3.0
Multi-family - Houston	100 %	—	268	—	—	—	—	— %	— %	— %	— %	n/a	9,890	4.0
Total Under Construction Properties												**n/a**	**$ 21,850**	**3.7**
Total / Wtd. Avg. for Portfolio												**$ 241,150**	**$ 358,860**	**3.1**

(a) Includes our share of NOI from our unconsolidated ventures.
(b) Occupied and Leased metrics are as of December 31, 2023.
(c) The expected stabilization date used in the Time to Stabilize calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(d) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(e) These assets can be found on page 16 of this presentation.
(f) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.

HOWARD HUGHES

14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q4 2023 % Occupied (a)	Q4 2023 % Leased (a)	In-Place NOI (b)	Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	200,639	63 %	65 %	$ 2,190	$ 5,200
Two Hughes Landing	Houston, TX	100 %	197,950	87 %	87 %	4,180	5,270
Three Hughes Landing	Houston, TX	100 %	321,649	84 %	96 %	8,580	8,580
1725 Hughes Landing Boulevard	Houston, TX	100 %	339,608	58 %	58 %	2,780	7,430
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,237	100 %	100 %	8,370	8,370
2201 Lake Woodlands Drive	Houston, TX	100 %	22,259	100 %	100 %	490	490
Lakefront North	Houston, TX	100 %	258,058	98 %	98 %	6,530	6,530
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	4,740	4,740
9303 New Trails	Houston, TX	100 %	98,283	42 %	42 %	120	1,530
3831 Technology Forest Drive	Houston, TX	100 %	97,360	100 %	100 %	2,450	2,450
3 Waterway Square	Houston, TX	100 %	227,617	81 %	91 %	4,410	5,900
4 Waterway Square	Houston, TX	100 %	217,952	83 %	90 %	3,440	5,900
The Woodlands Towers at the Waterway (c)	Houston, TX	100 %	1,395,599	88 %	96 %	28,800	43,510
1400 Woodloch Forest	Houston, TX	100 %	94,276	83 %	84 %	1,080	1,500
Columbia Office Properties	Columbia, MD	100 %	67,066	83 %	83 %	680	1,190
Merriweather Row (d)	Columbia, MD	100 %	925,584	75 %	79 %	7,960	12,930
One Mall North	Columbia, MD	100 %	99,806	49 %	49 %	480	1,280
One Merriweather	Columbia, MD	100 %	209,959	100 %	100 %	5,820	5,820
Two Merriweather	Columbia, MD	100 %	124,639	87 %	94 %	4,030	3,100
6100 Merriweather	Columbia, MD	100 %	326,237	69 %	98 %	4,240	9,200
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,390	4,520
One Summerlin	Las Vegas, NV	100 %	207,292	86 %	87 %	5,680	6,440
Two Summerlin	Las Vegas, NV	100 %	147,139	100 %	100 %	3,570	4,720
Total Office			**6,258,743**			**$ 115,010**	**$ 156,600**
Retail							
Creekside Park West	Houston, TX	100 %	72,976	90 %	97 %	$ 1,720	$ 2,200
Hughes Landing Retail	Houston, TX	100 %	125,709	89 %	100 %	4,100	4,990
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	510	540
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	82 %	92 %	1,570	1,800
20/25 Waterway Avenue	Houston, TX	100 %	51,543	78 %	100 %	1,550	2,000
Waterway Square Retail (d)	Houston, TX	100 %	21,513	100 %	100 %	810	870
Color Burst Park Retail (d)	Columbia, MD	100 %	12,410	100 %	100 %	410	410
Rouse Building (d)	Columbia, MD	100 %	89,199	100 %	100 %	2,240	2,310
Ward Village Retail	Honolulu, HI	100 %	808,569	93 %	95 %	14,060	18,930
Downtown Summerlin (e)	Las Vegas, NV	100 %	803,145	95 %	96 %	23,580	26,300
Total Retail			**2,065,387**			**$ 50,550**	**$ 60,350**

HOWARD HUGHES

15

Stabilized Properties - Operating Assets Segment (cont.)

					Q4 2023 % Occupied (a)		Q4 2023 % Leased (a)			
thousands except Sq. Ft. and units	**Location**	**% Ownership**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**Rentable Sq. Ft.**	**Units**	**In-Place NOI (b)**	**Stabilized NOI (b)**
Multi-family										
Creekside Park	Houston, TX	100 %	—	292	n/a	92 %	n/a	95 %	$ 2,990	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	94 %	n/a	95 %	4,210	4,210
Lakeside Row	Houston, TX	100 %	—	312	n/a	93 %	n/a	96 %	3,270	3,090
Millennium Six Pines	Houston, TX	100 %	—	314	n/a	93 %	n/a	93 %	3,590	3,770
Millennium Waterway	Houston, TX	100 %	—	393	n/a	95 %	n/a	97 %	4,470	3,910
One Lakes Edge	Houston, TX	100 %	22,971	390	88 %	95 %	96 %	95 %	7,070	7,260
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	94 %	n/a	94 %	2,670	2,610
Two Lakes Edge	Houston, TX	100 %	11,415	386	100 %	93 %	100 %	94 %	9,050	8,750
Starling at Bridgeland	Houston, TX	100 %	—	358	— %	91 %	— %	94 %	1,540	3,400
Juniper	Columbia, MD	100 %	55,677	382	59 %	96 %	89 %	96 %	7,140	9,160
The Metropolitan	Columbia, MD	50 %	13,591	380	72 %	92 %	72 %	95 %	3,460	3,460
TEN.m.flats	Columbia, MD	50 %	28,026	437	100 %	93 %	100 %	97 %	4,220	4,250
Constellation	Las Vegas, NV	100 %	—	124	n/a	86 %	n/a	87 %	2,130	2,500
Tanager	Las Vegas, NV	100 %	—	267	n/a	93 %	n/a	96 %	5,020	5,150
Total Multi-family (f)			**131,680**	**4,558**					**$ 60,830**	**$ 64,520**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	n/a	100 %	n/a	100 %	n/a	$ 250	$ 280
The Woodlands Warehouse	Houston, TX	100 %	125,801	n/a	100 %	n/a	100 %	n/a	1,340	1,520
Woodlands Sarofim	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	150	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	—	1,600
Houston Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	3,197	3,160
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	1,900	1,900
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	590	590
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	3,000	4,640
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	3,910	9,050
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	393	870
Total Other			**135,801**	**—**					**$ 14,730**	**$ 23,860**
Total Stabilized (h)									**$ 241,120**	**$ 305,330**

(a) Percentage Occupied and Percentage Leased are as of December 31, 2023.
(b) For Stabilized Properties, the difference between In-Place NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent, and other market factors.
(c) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway.
(d) In 2023, the Company rebranded Merriweather Row (formerly 10 - 70 Columbia Corporate Center), Waterway Square Retail (formerly Waterway Garage Retail), Color Burst Park Retail (formerly Merriweather District Area 3 Retail), and Rouse Building (formerly Columbia Regional Building).
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 39,700 sq. ft. of office space.
(f) Multi-family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators.
(h) Total Stabilized metrics no longer include Memorial Hermann Medical Office which was sold in the fourth quarter of 2023 or 2000 Woodlands Parkway which was transferred to the Strategic Developments in the fourth quarter of 2023 and is pending redevelopment.

HOWARD HUGHES
16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q4 2023 % Occupied (a) Rentable Sq. Ft.	Q4 2023 % Occupied (a) Units	Q4 2023 % Leased (a) Rentable Sq. Ft.	Q4 2023 % Leased (a) Units	Development Costs Incurred to Date	Total Estimated Development Costs	In-Place NOI	Stabilized NOI (b)	Est. Stab. Date (c)	Est. Stab. Yield
Office														
Creekside Park Medical Plaza (d)	Houston, TX	100 %	32,689	—	— %	n/a	— %	n/a	$ 8,435	$ 10,351	$ (320)	$ 790	2025	8 %
1700 Pavilion	Las Vegas, NV	100 %	265,898	—	49 %	n/a	90 %	n/a	101,289	123,015	(480)	8,380	2025	7 %
Total Office			**298,587**	**—**					**$ 109,724**	**$ 133,366**	**$ (800)**	**$ 9,170**		
Retail														
A'ali'i (e)	Honolulu, HI	100 %	11,175	—	60 %	n/a	100 %	n/a	$ —	$ —	$ 90	$ 550	2025	— %
Kō'ula (e)	Honolulu, HI	100 %	36,995	—	— %	n/a	56 %	n/a	—	—	(230)	1,890	2025	— %
Total Retail			**48,170**	**—**					**$ —**	**$ —**	**$ (140)**	**$ 2,440**		
Multi-family														
Wingspan (f)	Houston, TX	100 %	—	263	— %	8 %	— %	15 %	59,575	87,048	—	4,860	2026	6 %
Tanager Echo	Las Vegas, NV	100 %	—	294	— %	18 %	— %	21 %	84,643	86,853	(540)	5,890	2026	7 %
Marlow	Columbia, MD	100 %	32,607	472	— %	52 %	64 %	57 %	119,808	130,490	1,510	9,320	2025	7 %
Total Multi-Family (g)			**32,607**	**1,029**					**$ 264,026**	**$ 304,391**	**$ 970**	**$ 20,070**		
Total Unstabilized									**$ 373,750**	**$ 437,757**	**$ 30**	**$ 31,680**		

(a) Percentage Occupied and Percentage Leased are as of December 31, 2023.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) The expected stabilization date for all unstabilized assets is set 36 months from the in-service date.
(d) Subsequent to year end, in February 2024, the Company completed the sale of Creekside Park Medical Plaza for $14.0 million.
(e) Condominium retail Development costs incurred to date and Total estimated development costs are combined with their respective condominium costs on page 20 and 21 of this supplement.
(f) Wingspan, our first single-family rental community in Bridgeland, welcomed its first residents in October 2023. As of December 31, 2023, 28% of the property has been placed in service, with an additional 35% being placed in service in January 2024. The remaining 37% is expected to be placed in service in the second quarter of 2024.
(g) Multi-family square feet represent ground floor retail, whereas multi-family units represent residential units for rent.

HOWARD HUGHES

17

Under Construction Properties - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Estimated Rentable Square Feet	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Development Costs Incurred to Date	Total Estimated Development Costs	Stabilized NOI	Est. Stab. Yield
Office										
10285 Lakefront Medical Office (c)	Columbia, MD	100 %	86,000	34 %	Q3 2022	2027	$ 22,885	$ 49,930	$ 3,200	6 %
Meridian (c)	Las Vegas, NV	100 %	147,000	— %	Q4 2022	2027	26,194	55,459	4,300	8 %
Total Office			**233,000**				**$ 49,079**	**$ 105,389**	**$ 7,500**	
Retail										
Summerlin Grocery Anchored Center	Las Vegas, NV	100 %	67,000	71 %	Q3 2023	2027	$ 5,596	$ 46,372	$ 1,800	4 %
Ulana Ward Village (d)	Honolulu, HI	100 %	32,100	— %	Q1 2023	2028	—	—	760	— %
The Park Ward Village (d)	Honolulu, HI	100 %	26,800	— %	Q4 2022	2028	—	—	1,900	— %
Total Retail			**125,900**				**$ 5,596**	**$ 46,372**	**$ 4,460**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
1 Riva Row	Houston, TX	100 %	268	$ 4,015	Q3 2023	2028	$ 9,554	$ 155,997	$ 9,890	6 %
Total Multi-family			**268**				**$ 9,554**	**$ 155,997**	**$ 9,890**	
Total Under Construction							**$ 64,229**	**$ 307,758**	**$ 21,850**	

(a) Represents leases signed as of December 31, 2023.
(b) The expected stabilization date for all under construction assets is set 36 months from the expected in-service date.
(c) In 2023, the Company rebranded 10285 Lakefront Medical Office (formerly South Lake Medical Office Building) and Meridian (formerly Summerlin South Office).
(d) Condominium retail Development costs incurred to date and Total estimated development costs are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

18

Seaport Operating Performance

Q4 2023 *thousands except sq. ft.*	Landlord Operations (a)	Landlord Operations - Multi-family (b)	Managed Businesses (c)	Tin Building (d)	Events and Sponsorships (e)	Q4 2023 Total
Revenues (f)	$ 2,353	$ 345	$ 7,317	$ 2,907	$ 4,858	$ 17,780
Operating expenses (f)	(8,820)	(197)	(8,891)	(538)	(6,136)	(24,582)
Adjustments to arrive at NOI	253	(91)	—	56		218
Seaport NOI	$ (6,214)	$ 57	$ (1,574)	$ 2,425	$ (1,278)	$ (6,584)
Company's share of NOI from unconsolidated ventures (f)	—	—	314	(11,931)	—	(11,617)
Total Seaport NOI (g)	$ (6,214)	$ 57	$ (1,260)	$ (9,506)	$ (1,278)	$ (18,201)
Rentable Square Feet / Units						
Total square feet / units	342,674	13,000 / 21	51,458	53,783	24,577	
Leased square feet / units (h)	201,223	— / 21	45,846	53,783	24,577	
% Leased (h)	59 %	— % / 100 %	89 %	100 %	100 %	
Development						
Development costs incurred to date	$ 567,414	$ —	$ —	$ 201,579	$ —	$ 768,993

(a) Landlord Operations represents physical real estate in the Historic District and Pier 17 developed and owned by HHH and leased to third parties.
(b) Landlord Operations - Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(c) Managed Businesses represents retail and food and beverage businesses in the Historic District and Pier 17 that HHH owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended December 31, 2023, these businesses include, among others, The Fulton, Mister Dips, Carne Mare, and Malibu Farm. Managed Businesses also includes the Company's share of NOI from Lawn Club, Ssäm Bar, and Jean-Georges Restaurants. During the third quarter of 2023, the Ssäm Bar restaurant closed. The Company and Momofuku are in the process of dissolving the venture.
(d) The Company owns 100% of the Tin Building (Landlord Operations) with 100% of the space leased to The Tin Building by Jean-Georges joint venture, in which the Company has an equity ownership interest.
(e) Events and Sponsorships includes private events, catering, sponsorships, concert series, and other rooftop activities.
(f) Rental revenue earned from and expense paid by businesses we wholly own and operate is eliminated in consolidation. For joint ventures where the Company is the landlord, the Company recognizes 100% of rental revenue earned. The Company's share of rental expense paid by joint ventures is included in the Company's share of NOI from unconsolidated ventures.
(g) Total Seaport NOI includes NOI from businesses we wholly own and operate as well as the Company's share of NOI from unconsolidated ventures. See page 32 for the reconciliation of Total Seaport NOI.
(h) Leased square footage and percent leased for Landlord Operations includes agreements with terms of less than one year.

HOWARD HUGHES

19

HOWARD HUGHES 20 As of December 31, 2023 Waiea Anaha Ae`o Ke Kilohana ‘A‘ali‘i Kō'ula Total Key Metrics ($ in thousands) Type of building Luxury Luxury Upscale Workforce Upscale Upscale Number of units 177 317 465 423 750 565 2,697 Condo Sq. Ft. 378,488 449,205 389,663 294,273 390,097 409,612 2,311,338 Street retail Sq. Ft. 7,716 16,048 70,800 28,386 11,175 36,995 171,120 Stabilized retail NOI $290 $1,190 $2,170 $970 $550 $1,890 $7,060 Stabilization year 2017 2020 2019 2020 2025 2025 Development progress ($ in thousands) Completion date Q4 2016 Q4 2017 Q4 2018 Q2 2019 Q4 2021 Q3 2022 Total estimated development cost $624,254 $403,974 $430,737 $218,406 $394,908 $487,039 $2,559,318 Development costs incurred to date 600,869 403,796 430,072 217,315 384,166 449,286 2,485,504 Estimated remaining to be spent $23,385 $178 $665 $1,091 $10,742 $37,753 $73,814 Financial Summary ($ in thousands) Units closed through Q4 2023 177 317 465 423 750 565 2,697 Total % of units closed or under contract 100% 100% 100% 100% 100% 100% 100% Units closed in Q4 2023 — — — — — 1 1 Total GAAP revenue recognized $698,228 $515,877 $512,962 $218,549 $536,942 $635,071 $3,117,629 Ward Village - Completed Condominiums

Ward Village - Under Construction and Predevelopment

As of December 31, 2023	Victoria Place	The Park Ward Village	Ulana Ward Village	Kalae	Total
Key Metrics (*$ in thousands*)					
Type of building	Luxury	Upscale	Workforce	Luxury	
Number of units	349	545	696	329	1,919
Avg. unit Sq. Ft.	1,164	847	623	1,207	885
Condo Sq. Ft.	406,351	461,360	433,773	397,203	1,698,687
Street retail Sq. Ft. (a)	n/a	26,800	32,100	2,000	60,900
Stabilized retail NOI	n/a	$1,900	$760	n/a	$2,660
Stabilization year	n/a	2028	2028	n/a	
Development progress (*$ in thousands*)					
Status	Under Construction	Under Construction	Under Construction	Predevelopment	
Start date	Q1 2021	Q4 2022	Q1 2023	n/a	
Completion / Est. Completion date	Q4 2024	2026	2025	2027	
Total estimated development cost (b)	$511,343	$605,150	$402,914	n/a	$1,519,407
Development costs incurred to date	348,547	136,886	95,124	n/a	580,557
Estimated remaining to be spent	$162,796	$468,264	$307,790	n/a	$938,850
Financial Summary (*$ in thousands*)					
Units under contract through December 31, 2023	349	512	696	287	1,844
Units remaining to be sold through December 31, 2023	—	33	—	42	75
Total % of units closed or under contract	100.0%	93.9%	100.0%	87.2%	96.1%
Units under contract in Q4 2023	—	2	—	7	9
Square footage closed / under contract	406,351	436,671	433,773	361,181	1,637,976
Total % square footage closed / under contract	100.0%	94.6%	100.0%	90.9%	96.4%
Total cash received (closings & deposits)	$159,356	$134,658	$37,472	$145,656	$477,142
Total future GAAP revenue under contract	$777,316	$674,590	$372,581	$735,483	$2,559,970
Expected avg. price per Sq. Ft.	$1,850 - $1,900	$1,500 - $1,550	$850 - $900	$2,000 - $2,050	
Deposit Reconciliation (*thousands*)					
Spent towards construction	$152,755	$21,061	$20,802	$—	$194,618
Held for future use (c)	—	111,671	16,670	145,656	273,997
Held for closings (c)	6,601	1,926	—	—	8,527
Total deposits from sales commitment	$159,356	$134,658	$37,472	$145,656	$477,142

(a) Expected construction cost per retail square foot for all completed, under construction, and predevelopment condos is approximately $1,100.
(b) Total estimated development costs are not included until the condominium is under construction.
(c) Total deposits held for future use and held for closings are presented above only for projects under construction and are included in Restricted cash.

HOWARD HUGHES
21

Summary of Remaining Development Costs

As of December 31, 2023 *thousands*	Location	Total Estimated Development Costs (a)	Development Costs Incurred to Date	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (b)	Estimated Completion Date
Juniper (c)	Columbia, MD	$ 116,386	$ 112,556	$ 3,830	$ —	$ —	$ 3,830	Completed
Marlow (c)	Columbia, MD	130,490	119,808	10,682	—	9,747	935	Completed
6100 Merriweather (c)	Columbia, MD	138,221	119,536	18,685	—	—	18,685	Completed
Creekside Park Medical Plaza (c)	Houston, TX	10,351	8,435	1,916	—	—	1,916	Completed
Starling at Bridgeland (d)	Houston, TX	60,572	56,255	4,317	—	4,722	(405)	Completed
Wingspan (e)	Houston, TX	87,048	59,575	27,473	—	26,239	1,234	Completed
1700 Pavilion (c)	Las Vegas, NV	123,015	101,289	21,726	—	17,597	4,129	Completed
Tanager Echo	Las Vegas, NV	86,853	84,643	2,210	—	536	1,674	Completed
Total Operating Assets		752,936	662,097	90,839	—	58,841	31,998	
10285 Lakefront Medical Office (f)	Columbia, MD	49,930	22,885	27,045	—	23,758	3,287	Q2 2024
1 Riva Row	Houston, TX	155,997	9,554	146,443	—	93,299	53,144	2025
Summerlin Grocery Anchored Center	Las Vegas, NV	46,372	5,596	40,776	—	18,000	22,776	Q3 2024
Meridian (f)	Las Vegas, NV	55,459	26,194	29,265	—	27,762	1,503	Q1 2024
‘A‘ali‘i	Honolulu, HI	394,908	384,166	10,742	—	—	10,742	Completed
Kō'ula	Honolulu, HI	487,039	449,286	37,753	15,829	—	21,924	Completed
The Park Ward Village	Honolulu, HI	605,150	136,886	468,264	115,841	350,758	1,665	2026
Ulana Ward Village	Honolulu, HI	402,914	95,124	307,790	15,531	232,473	59,786	2025
Victoria Place	Honolulu, HI	511,343	348,547	162,796	—	153,500	9,296	Q4 2024
Waiea (g)	Honolulu, HI	624,254	600,869	23,385	—	—	23,385	Completed
Total Strategic Developments		3,333,366	2,079,107	1,254,259	147,201	899,550	207,508	
Total		$ 4,086,302	$ 2,741,204	$ 1,345,098	$ 147,201	$ 958,391	$ 239,506	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Development Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs, retail costs, and certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Development Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.

(b) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances, and as necessary, the postponement of certain projects.

(c) Remaining cost is related to lease-up and tenant build-out.

(d) Negative balance relates to costs paid by HHH, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.

(e) Wingspan, our first single-family rental community in Bridgeland, welcomed its first residents in October 2023. As of December 31, 2023, 28% of the property has been placed in service, with an additional 35% being placed in service in January 2024. The remaining 37% is expected to be placed in service in the second quarter of 2024.

(f) In 2023, the Company rebranded 10285 Lakefront Medical Office (formerly South Lake Medical Office Building) and Meridian (formerly Summerlin South Office).

(g) Total estimated cost includes $155.4 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

HOWARD HUGHES

22

Portfolio Key Metrics

As of December 31, 2023	MPC Regions							Non-MPC Regions			
	The Woodlands	The Woodlands Hills	Bridgeland	Summerlin	Teravalis	Floreo	Total	Columbia (a)	Hawai'i	Seaport	Total
	Houston, TX	Houston, TX	Houston, TX	Las Vegas, NV	Phoenix, AZ	Phoenix, AZ	MPC Regions	Columbia, MD	Honolulu, HI	New York, NY	Non-MPC
Stabilized Properties											
Office Sq.Ft.	3,969,487	—	—	535,965	—	—	4,505,452	1,753,291	—	—	1,753,291
Retail Sq. Ft. (b)	318,503	—	67,947	803,145	—	—	1,189,595	198,903	808,569	13,000	1,020,472
Multi-family units	2,298	—	670	391	—	—	3,359	1,199	—	21	1,220
Other Sq. Ft.	135,801	—	—	—	—	—	135,801	—	—	—	—
Unstabilized Properties											
Office Sq.Ft.	32,689	—	—	265,898	—	—	298,587	—	—	178,275	178,275
Retail Sq.Ft.	—	—	—	—	—	—	—	32,607	48,170	294,217	374,994
Multi-family units	—	—	263	294	—	—	557	472	—	—	472
Under Construction Properties											
Office Sq.Ft.	—	—	—	147,000	—	—	147,000	86,000	—	—	86,000
Retail Sq.Ft.	—	—	—	67,000	—	—	67,000	—	58,900	—	58,900
Multi-family units	268	—	—	—	—	—	268	—	—	—	—
Residential Land											
Total gross acreage/condos (c)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	101,445 ac	16,450 ac	4,616	n/a	n/a
Current Residents	123,000	2,700	23,000	127,000	—	—	275,700	n/a	n/a	n/a	n/a
Remaining saleable acres/ condos (c)	35 ac	691 ac	1,671 ac	2,462 ac	15,804 ac	861 ac	21,524 ac	n/a	75	n/a	n/a
Estimated price per acre (d)	$1,923	$346	$501	$1,309	$751	$779		n/a	n/a	n/a	
Commercial Land											
Total acreage remaining	725 ac	167 ac	1,055 ac	551 ac	10,531 ac	457 ac	13,486 ac	96 ac	n/a	n/a	96 ac
Estimated price per acre (d)	$950	$532	$752	$1,176	$206	$151		n/a	n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in multi-family assets shown as retail square feet.

(a) Columbia MPC land development is complete, and the sale of remaining land or development of additional commercial assets will occur as the market dictates. As such, the remaining Columbia land was transferred to the Strategic Developments segment in the first quarter of 2023.

(b) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 39,700 Sq. Ft. of additional office space above our retail space.

(c) Metrics shown as of December 31, 2023.

(d) Residential and commercial pricing represents the Company's estimate of price per acre (in thousands) per its 2024 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Columbia (a) Total Floreo (b) thousands Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Revenues: Residential land sale revenues $ 1,425 $ 21,864 $ 10,416 $ 6,097 $ 29,803 $ 33,833 $ 145,368 $ 33,924 $ — $ — $ — $ — $ 187,012 $ 95,718 $ — $ — Commercial land sale revenues 2,923 — 5 — 3,200 21,315 — — — — — — 6,128 21,315 — — Builder price participation — 305 908 880 2,270 2,370 12,048 16,387 — — — — 15,226 19,942 — — Other land sale revenues 98 140 — 1 27 60 3,838 4,199 — — — — 3,963 4,400 — — Total revenues 4,446 22,309 11,329 6,978 35,300 57,578 161,254 54,510 — — — — 212,329 141,375 — — Expenses: Cost of sales - residential land (714) (12,310) (4,989) (2,506) (9,686) (9,641) (56,934) (13,630) — — — — (72,323) (38,087) — — Cost of sales - commercial land (664) — (2) — (927) (6,075) — — — — — — (1,593) (6,075) — — Real estate taxes (1,356) (2,673) (55) (7) (1,565) (1,301) (462) (545) (6) (4) — (154) (3,444) (4,684) (28) (45) Land sales operations (2,492) (2,125) (1,468) (1,225) (2,709) (3,234) (5,367) (4,079) (406) (261) — (1,048) (12,442) (11,972) (833) (826) Total operating expenses (5,226) (17,108) (6,514) (3,738) (14,887) (20,251) (62,763) (18,254) (412) (265) — (1,202) (89,802) (60,818) (861) (871) Depreciation and amortization (30) (32) (2) (2) (30) (35) (30) (29) (10) (10) — — (102) (108) (30) (26) Interest income (expense), net 232 394 712 563 4,602 5,481 9,741 8,170 — — — — 15,287 14,608 (310) (364) Other (loss) income, net 1 — — — — — — — — — — — 1 — — — Gain (loss) on extinguishment of debt — — — — — — — — — — — — — — — (296) Equity in earnings (losses) from unconsolidated ventures (c) — — — — — — 2,211 (17,665) (601) (732) — — 1,610 (18,397) — — MPC Segment EBT $ (577) $ 5,563 $ 5,525 $ 3,801 $ 24,985 $ 42,773 $ 110,413 $ 26,732 $ (1,023) $ (1,007) $ — $ (1,202) $ 139,323 $ 76,660 $ (1,201) $ (1,557) (a) Columbia MPC land development is complete, and the sale of remaining land or development of additional commercial assets will occur as the market dictates. As such, the remaining Columbia land was transferred to the Strategic Developments segment in the first quarter of 2023. (b) This represents 100% of Floreo EBT. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (c) Equity in earnings (losses) from unconsolidated ventures for Summerlin reflects our share of earnings in The Summit joint venture and for Teravalis our share of earnings in our Floreo joint venture. MPC Performance

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Teravalis Floreo (a) thousands Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Q4 2023 Q4 2022 Key Performance Metrics: Residential Total acres closed in current period 1.1 ac 7.4 ac 24.1 ac 15.4 ac 51.3 ac 61.0 ac 130.0 ac 23.7 ac — ac — ac — ac — ac Price per acre achieved $1,295 $2,955 $432 $393 $581 $555 $1,342 $1,273 $— $— $— $— Avg. gross margins 49.9% 43.7% 52.1% 58.9% 67.5% 71.5% 60.8% 59.8% —% —% —% —% Commercial Total acres closed in current period 6.3 ac — ac — ac — ac 2.2 ac 84.3 ac — ac — ac — ac — ac — ac — ac Price per acre achieved $588 $— $— $— $171 $453 $— $— $— $— $— $— Avg. gross margins 77.3% — % —% — % 71.0% 71.5% — % —% —% —% —% —% Avg. combined before-tax net margins 69.7% 43.7% 52.1% 58.9% 67.8% 71.5% 60.8% 59.8% —% —% —% —% Key Valuation Metrics: Remaining saleable acres Residential 35 ac 691 ac 1,671 ac 2,462 ac 15,804 ac 861 ac Commercial 725 ac 167 ac 1,055 ac 551 ac 10,531 ac 457 ac Projected est. % superpads / lot size —% / — —% / — —% / — 66% / 0.25 ac —% / — —% / — Projected est. % single-family detached lots / lot size 79% / 0.16 ac 81% / 0.21 ac 89% / 0.19 ac —% / — 81% / 0.22 ac 100% / 0.17 ac Projected est. % single-family attached lots / lot size 21% / 0.14 ac 19% / 0.12 ac 8% / 0.11 ac —% / — 19% / 0.11 ac —% / — Projected est. % custom homes / lot size —% / — —% / — 3% / 0.63 ac 34% / 1 ac —% / — —% / — Estimated builder sale velocity (blended total - TTM) (b) 0.1 22 87 89 NM NM Projected GAAP gross margin (c) 76.0% 74.7% 62.1% 58.9% 58.8% 71.5% 64.1% 61.4% 38.0% 87.3% 28.7% 44.4% Projected cash gross margin (c) 96.7% 88.9% 78.2% 80.4% 39.3% 52.6% Residential sellout / Commercial buildout date estimate Residential 2026 2030 2035 2043 2086 2032 Commercial 2034 2033 2046 2039 2086 2035 (a) This represents 100% of Floreo performance and valuation metrics. The Company owns a 50% interest in Floreo and accounts for its investment under the equity method. (b) Represents the average monthly builder homes sold over the last twelve months ended December 31, 2023. (c) Projected GAAP gross margin is based on expected GAAP MPC land sales revenues and MPC cost of sales. This measure includes all future projected revenues less all remaining historical development costs incurred to date and remaining future projected cash development costs. Projected cash gross margin represents the net cash margin expected to be received in the future and includes all future projected revenues less all remaining future projected cash development costs. The projected cash gross margin does not include remaining historical development costs incurred to date. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. NM Not meaningful. MPC Land

HOWARD HUGHES 26 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2024 $ 14,561 5.45% $ 39.87 $ 6,055 5.12% $ 39.13 2025 22,834 8.55% 43.21 20,829 17.61% 52.08 2026 12,599 4.72% 42.56 10,864 9.19% 42.17 2027 30,790 11.52% 41.49 7,357 6.22% 45.77 2028 18,663 6.99% 45.78 9,677 8.18% 55.04 2029 21,773 8.15% 45.47 7,423 6.28% 61.32 2030 24,887 9.32% 48.68 6,669 5.64% 65.01 2031 15,027 5.63% 52.39 5,249 4.44% 55.63 2032 55,733 20.86% 53.29 5,581 4.72% 57.02 2033 15,309 5.73% 41.83 16,461 13.92% 71.62 Thereafter 35,101 13.08% 51.09 22,172 18.68% 40.94 Total $ 267,277 100.00% $ 118,337 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of December 31, 2023 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032 Retail 2032 Office 2033 Retail 2033 Office 2034+ Retail 2034+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 27 Other Assets Property Name Location % Ownership Acres Notes West End Alexandria (formerly Landmark Mall) Alexandria, VA 58% 41 acres West End Alexandria is a joint venture formed to redevelop the former Landmark Mall into four million square feet of residential, retail, commercial, and entertainment offerings with a central plaza and a network of parks and public transportation. The development will be anchored by a new state-of-the-art hospital and medical campus. Demolition began in the second quarter of 2022, with completion of the first buildings expected in 2025. 80% Interest in Fashion Show Air Rights Las Vegas, NV 80% N/A The air rights above the Fashion Show Mall located on the Las Vegas Strip will be included in the planned Seaport Entertainment spinoff. 250 Water Street New York, NY 100% 1.0 This full-block surface parking lot at the entrance of the Seaport will be included in the planned Seaport Entertainment spinoff. Other Assets Acquisition / Disposition Activity Q4 2023 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price December 29, 2023 Memorial Hermann Medical Office 100% Houston, TX 20,000 sq. ft. $9.6 million Acquisition / Disposition Activity Subsequent to period end, in February 2024, the Company completed the sale of Creekside Park Medical Plaza, a 32,689 square-foot medical office building in Houston, Texas, for $14.0 million.

Debt Summary

thousands	December 31, 2023	December 31, 2022
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages payable	1,485,494	1,500,841
Special Improvement District bonds	65,627	59,777
Variable-rate debt		
Secured mortgages payable, excluding condominium financing	969,085	867,570
Condominium financing	307,404	49,000
Secured Bridgeland Notes due 2026	475,000	275,000
Mortgages, notes and loans payable	5,352,610	4,802,188
Deferred financing costs	(49,990)	(55,005)
Mortgages, notes, and loans payable, net	$ 5,302,620	$ 4,747,183

	Net Debt on a Segment Basis as of December 31, 2023 (a)						
thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes, and loans payable, net	**$ 2,315,743**	**$ 536,127**	**$ 112,999**	**$ 307,795**	**$ 3,272,664**	**$ 2,029,956**	**$ 5,302,620**
Mortgages, notes, and loans payable of unconsolidated ventures (b)	90,593	44,209	76	—	134,878	—	134,878
Less:							
Cash and cash equivalents	(11,393)	(92,821)	(1,952)	(13,164)	(119,330)	(512,218)	(631,548)
Cash and cash equivalents of unconsolidated ventures (b)	(1,649)	(16,763)	(9,308)	(650)	(28,370)	—	(28,370)
Special Improvement District receivables	—	(74,899)	—	—	(74,899)	—	(74,899)
Municipal Utility District receivables, net	—	(547,952)	—	(2,932)	(550,884)	—	(550,884)
TIF receivable	—	—	—	(6,371)	(6,371)	—	(6,371)
Net Debt	**$ 2,393,294**	**$ (152,099)**	**$ 101,815**	**$ 284,678**	**$ 2,627,688**	**$ 1,517,738**	**$ 4,145,426**

	Consolidated Debt Maturities and Contractual Obligations as of December 31, 2023						
thousands	2024	2025	2026	2027	2028	Thereafter	Total
Mortgages, notes, and loans payable (c)	$ 214,526	$ 527,478	$ 968,964	$ 298,601	$ 835,522	$ 2,507,519	$ 5,352,610
Interest payments (d)	297,880	250,482	204,598	156,897	131,891	280,733	1,322,481
Ground lease commitments (e)	2,883	2,937	2,992	3,049	3,108	240,242	255,211
Total	**$ 515,289**	**$ 780,897**	**$ 1,176,554**	**$ 458,547**	**$ 970,521**	**$ 3,028,494**	**$ 6,930,302**

(a) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure, and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.

(b) Each segment includes our share of the Mortgages, notes, and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in unconsolidated ventures.

(c) We expect $200.4 million due in 2024 to be repaid with condo closings.

(d) Interest is based on the borrowings that are presently outstanding and current floating interest rates without the effects of interest rate derivatives.

(e) Primarily relates to Seaport ground lease with initial expiration in 2072 and extension options through 2120. Future cash payments are not inclusive of extension options.

HOWARD HUGHES
28

Debt Summary (cont.)

thousands		Q4 2023 Principal	Range of Interest Rates (a)		Weighted-average Interest Rate (a)	Weighted-average Years to Maturity (b)
Operating Assets						
Office	$	1,192,025	3.43 %	9.41 %	5.66 %	5.0
Retail		246,000	3.50 %	8.35 %	5.89 %	5.2
Multi-family		829,479	3.13 %	8.38 %	5.03 %	5.6
Other		67,674	3.65 %	8.19 %	5.19 %	12.4
Total Operating Assets	$	2,335,178	3.13 %	9.41 %	5.45 %	5.4
Master Planned Communities (c)	$	475,000	7.64 %	7.64 %	7.64 %	2.7
Seaport (d)	$	115,000	9.21 %	9.21 %	9.21 %	2.7
Strategic Developments						
Condominiums	$	307,404	7.50 %	10.48 %	9.74 %	1.1
Office		4,400	7.63 %	8.67 %	8.67 %	28.8
Multi-family		1	7.39 %	8.06 %	7.39 %	6.7
Total Strategic Developments	$	311,805	7.39 %	10.48 %	9.72 %	1.5
Bonds						
Corporate Bonds	$	2,050,000	4.13 %	5.38 %	4.66 %	5.5
SID Bonds		65,627	4.13 %	7.00 %	5.22 %	26.0
Total Bonds	$	2,115,627	4.13 %	7.00 %	4.68 %	6.2
Total (e)	$	5,352,610	3.13 %	10.48 %	5.67 %	5.2

(a) Includes the impact of interest rate derivatives.
(b) Does not include extension options, some of which have performance requirements.
(c) Represents Secured Bridgeland Notes.
(d) Represents 250 Water Street mortgage.
(e) Excludes the Company's share of debt related to its unconsolidated ventures, which totaled $134.9 million as of December 31, 2023.

HOWARD HUGHES

29

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI

thousands	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	FY 2023	FY 2022
Total revenues	$ 104,406	$ 116,874	$ 121,427	$ 100,925	$ 104,092	$ 443,632	$ 431,834
Total operating expenses	(52,329)	(55,786)	(54,452)	(47,599)	(47,538)	(210,166)	(194,496)
Segment operating income (loss)	52,077	61,088	66,975	53,326	56,554	233,466	237,338
Depreciation and amortization	(47,094)	(43,127)	(40,878)	(39,632)	(39,483)	(170,731)	(154,626)
Interest income (expense), net	(36,308)	(31,884)	(30,285)	(28,911)	(25,183)	(127,388)	(89,959)
Other income (loss), net	(155)	(244)	(40)	2,282	(1,083)	1,843	(1,140)
Equity in earnings (losses) from unconsolidated ventures	(2,342)	1,364	2,042	1,905	365	2,969	22,263
Gain (loss) on sale or disposal of real estate and other assets, net	3,162	16,050	(16)	4,730	25,570	23,926	29,588
Gain (loss) on extinguishment of debt	(96)	—	—	—	(1,585)	(96)	(2,230)
Operating Assets segment EBT	**(30,756)**	**3,247**	**(2,202)**	**(6,300)**	**15,155**	**(36,011)**	**41,234**
Add back:							
Depreciation and amortization	47,094	43,127	40,878	39,632	39,483	170,731	154,626
Interest (income) expense, net	36,308	31,884	30,285	28,911	25,183	127,388	89,959
Equity in (earnings) losses from unconsolidated ventures	2,342	(1,364)	(2,042)	(1,905)	(365)	(2,969)	(22,263)
(Gain) loss on sale or disposal of real estate and other assets, net	(3,162)	(16,050)	16	(4,730)	(25,570)	(23,926)	(29,588)
(Gain) loss on extinguishment of debt	96	—	—	—	1,585	96	2,230
Impact of straight-line rent	408	(470)	(1,081)	(1,113)	(3,958)	(2,256)	(11,241)
Other	167	336	269	(185)	1,139	587	827
Operating Assets NOI	**52,497**	**60,710**	**66,123**	**54,310**	**52,652**	**233,640**	**225,784**
Company's share of NOI from equity investments	1,837	2,121	1,960	1,827	2,420	7,745	9,061
Distributions from Summerlin Hospital investment	—	—	—	3,033	—	3,033	4,638
Company's share of NOI from unconsolidated ventures	1,837	2,121	1,960	4,860	2,420	10,778	13,699
Total Operating Assets NOI	**$ 54,334**	**$ 62,831**	**$ 68,083**	**$ 59,170**	**$ 55,072**	**$ 244,418**	**$ 239,483**

HOWARD HUGHES

30

Reconciliation of Non-GAAP Measures

Reconciliation of Seaport segment EBT to Total NOI

thousands	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	FY 2023	FY 2022
Total revenues	$ 17,780	$ 29,490	$ 22,804	$ 11,897	$ 18,415	$ 81,971	$ 88,468
Total operating expenses	(24,582)	(33,303)	(26,665)	(18,916)	(25,064)	(103,466)	(104,393)
Segment operating income (loss)	(6,802)	(3,813)	(3,861)	(7,019)	(6,649)	(21,495)	(15,925)
Depreciation and amortization	(5,987)	(10,808)	(10,469)	(10,527)	(11,144)	(37,791)	(36,338)
Interest income (expense), net	(790)	1,358	1,311	1,186	899	3,065	3,902
Other income (loss), net	(3)	313	(1,601)	1	(44)	(1,290)	245
Equity in earnings (losses) from unconsolidated ventures	(13,150)	(46,619)	(10,896)	(10,820)	(16,050)	(81,485)	(36,273)
Gain (loss) on extinguishment of debt	—	(48)	—	—	—	(48)	—
Provision for impairment	—	(672,492)	—	—	—	(672,492)	—
Seaport segment EBT	**(26,732)**	**(732,109)**	**(25,516)**	**(27,179)**	**(32,988)**	**(811,536)**	**(84,389)**
Add back:							
Depreciation and amortization	5,987	10,808	10,469	10,527	11,144	37,791	36,338
Interest (income) expense, net	790	(1,358)	(1,311)	(1,186)	(899)	(3,065)	(3,902)
Equity in (earnings) losses from unconsolidated ventures (a)	13,150	46,619	10,896	10,820	16,050	81,485	36,273
(Gain) loss on extinguishment of debt	—	48	—	—	—	48	—
Impact of straight-line rent	360	435	546	586	(1,063)	1,927	456
Other (income) loss, net (b)	(139)	2,163	2,470	847	2,846	5,341	5,456
Provision for impairment (a)	—	672,492	—	—	—	672,492	—
Seaport NOI	**(6,584)**	**(902)**	**(2,446)**	**(5,585)**	**(4,910)**	**(15,517)**	**(9,768)**
Company's share of NOI from unconsolidated ventures (c)	(11,617)	(8,603)	(9,262)	(9,591)	(15,730)	(39,073)	(35,581)
Total Seaport NOI	**$ (18,201)**	**$ (9,505)**	**$ (11,708)**	**$ (15,176)**	**$ (20,640)**	**$ (54,590)**	**$ (45,349)**

(a) During the third quarter of 2023, HHH recorded a $709.5 million pre-tax impairment charge related to the Seaport, comprised of $672.5 million recognized in Provision for impairment and $37.0 million recognized in equity losses from unconsolidated ventures. The Seaport assets were impaired due to reductions in estimated future cash flows resulting from significant uncertainty of future performance as stabilization and profitability are taking longer than expected, pressure on the current cost structure, lower demand for office space, as well as an increase in the capitalization rate and a decrease in restaurant multiples used to evaluate future cash flows.

(b) Includes miscellaneous development-related items.

(c) The Company's share of NOI related to the Tin Building by Jean-Georges is calculated using our current partnership funding provisions.

HOWARD HUGHES

31

Reconciliations of Net Income to FFO, Core FFO and AFFO

RECONCILIATIONS OF NET INCOME TO FFO *thousands except share amounts*	Q4 2023	Q4 2022	FY 2023	FY 2022
Net income attributable to common shareholders	**$ 34,296**	**$ 52,751**	**$ (551,773)**	**$ 184,533**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	54,298	51,971	212,903	196,677
(Gain) loss on sale or disposal of real estate and other assets, net	(3,162)	(25,669)	(24,162)	(29,678)
Income recognized upon sale of interest in 110 North Wacker	—	(4)	—	4,910
Impairment of depreciable real estate properties	—	—	672,492	—
Impairment of investment in unconsolidated ventures	—	—	37,001	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	727	5,760	5,557	6,678
Income recognized upon sale of interest in 110 North Wacker	—	1	—	(1,124)
Impairment of depreciable real estate properties	—	—	(152,588)	—
Impairment of investment in unconsolidated ventures	—	—	(8,396)	—
Reconciling items related to noncontrolling interests	77	613	243	103
Company's share of the above reconciling items from unconsolidated joint ventures	1,623	1,088	7,532	4,136
FFO	**$ 87,859**	**$ 86,511**	**$ 198,809**	**$ 366,235**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	96	1,732	144	2,377
Severance expenses	392	9	3,424	2,524
Non-real estate related depreciation and amortization	616	806	3,215	3,684
Straight-line amortization	768	(5,022)	(333)	(10,785)
Deferred income tax expense (benefit)	4,542	25,829	(7,245)	42,022
Non-cash fair value adjustments related to hedging instruments	(1,312)	(724)	(13,131)	6,041
Share-based compensation	2,496	3,861	11,725	12,772
Other non-recurring expenses	9,020	3,992	17,905	11,977
Company's share of the above reconciling items from unconsolidated joint ventures	21	149	184	461
Core FFO	**$ 104,498**	**$ 117,143**	**$ 214,697**	**$ 437,308**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	(7,602)	(2,845)	(21,827)	(11,218)
Leasing commissions	(2,522)	(1,987)	(7,890)	(8,142)
AFFO	**$ 94,374**	**$ 112,311**	**$ 184,980**	**$ 417,948**
FFO per diluted share value	**$ 1.77**	**$ 1.75**	**$ 4.01**	**$ 7.24**
Core FFO per diluted share value	**$ 2.10**	**$ 2.37**	**$ 4.33**	**$ 8.65**
AFFO per diluted share value	**$ 1.90**	**$ 2.27**	**$ 3.73**	**$ 8.27**

HOWARD HUGHES

32